Exhibit 5.1

[Ballard Spahr Andrews & Ingersoll, LLP Letterhead]

October 24, 2003

American Home Mortgage Investment Corp.

520 Broadhollow Road

Melville, New York 11747

Re:	American Home Mortgage Investment Corp., a Maryland corporation (the “Corporation”)— Registration Statement on Form S-4, pertaining to the shares (the “Shares”) of common stock, par value $.01 per share, of the Corporation, to be issued in connection with and pursuant to the transactions contemplated by that certain Agreement and Plan of Reorganization, dated as of September 11, 2003 (the “Reorganization Agreement”), by and among American Home Mortgage Holdings, Inc., a Delaware corporation (“AHM”), the Corporation and AHM Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Corporation (“Merger Sub”), and by that certain Agreement and Plan of Merger dated as of July 12, 2003 (the “AHM/Apex Merger Agreement”), by and among AHM, the Corporation and Apex Mortgage Capital, Inc., a Maryland corporation (“Apex”)

Ladies and Gentlemen:

In connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), by the Corporation pursuant to Registration Statement No. 333-107545 on Form S-4 filed with the Securities and Exchange Commission (the “Commission”), to become effective in the near future (as amended, the “Registration Statement”), you have requested our opinion with respect to the matters set forth below. We have acted as special Maryland corporate counsel to the Corporation in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Corporation, we have reviewed and are familiar with proceedings taken and proposed to be taken by the Corporation in connection with the authorization, issuance and delivery of the Shares and as a basis for the opinions hereinafter set forth, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of the following documents (collectively the “Documents”).

1.    The Registration Statement, including the related Joint Proxy Statement/Prospectus (the “Proxy”) included therein.

American Home Mortgage Investment Corp.

October 23, 2003

2.    The Charter of the Corporation (the “Charter”) certified a recent date by the State Department of Assessments and Taxation of Maryland (the “Department”), consisting of Articles of Incorporation filed with the Department on July 11, 2003, and Articles of Amendment filed with the Department on July 23, 2003.

3.    The Bylaws of the Corporation, certified as of a recent date by an officer of the Corporation, and the Bylaws of the Corporation in the form attached to the Proxy as Annex G, which will, immediately prior to the consummation of the transactions contemplated by the Reorganization Agreement, become the bylaws of the Corporation.

4.    The form of Articles of Amendment and Restatement of the Corporation, attached to the Proxy as Annex F, which will, upon the filing thereof with the Department immediately prior to the consummation of the transactions contemplated by the Reorganization Agreement, amend and restate the Charter in its entirety (the “Articles of Amendment and Restatement”).

5.    Resolutions adopted by the Board of Directors of the Corporation at duly called and held meetings thereof (collectively, the “Resolutions”).

6.    A Certificate of the Department as to the good standing of the Corporation, dated as a recent date.

7.    A Certificate executed by an officer of the Corporation, dated as of a recent date.

8.    The Merger Agreement in the form attached to the Proxy as Annex A.

9.    The Reorganization Agreement in the form attached to the Proxy as Annex B.

10.    Such other documents and matters as we have deemed necessary to express the opinions set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinions set forth here below, we have assumed the following:

1.    Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.    Each of the parties (other than the Corporation) executing any of the Documents has duly and validly executed and delivered each of the documents to which such party is a signatory, and the obligations of such party (other than the Corporation) set forth therein are legal, valid, binding and are enforceable in accordance with all stated terms.

3.    All Documents submitted to us as originals are authentic. The form and content of the Documents submitted to us as unexecuted drafts do not and will not differ in any

American Home Mortgage Investment Corp.

October 23, 2003

respect relevant to this opinion from the form and contents of such Documents as or to be executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original Documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information as to matters of fact (but not legal conclusions) contained in the Documents are true and complete. There has been no oral or written modification or amendment to any of the Documents, and there has been no waiver of any of the provisions of any of the Documents, by action or omissions of the parties or otherwise.

4.    The Shares will not be issued or transferred to a Person in violation of the limitations contained in Section (2)(b)(i) of ArticleV of the Charter, as amended and restated pursuant to the Articles of Amendment and Restatement.

5.    The Apex merger proposal, the AHM reorganization proposal and the AHM share issuance proposal, as each is referred to in the Proxy, shall have been approved by the requisite vote of the stockholders of each of Apex and AHM, as appropriate, at duly called meetings of each, and the reorganization transactions contemplated by the Reorganization Agreement, and the merger, as contemplated by the Merger Agreement, will each be effected in accordance with the Reorganization Agreement and the Merger Agreement, respectively, and applicable law, and prior thereto, the Articles of Amendment and Restatement will be filed with and accepted for record by the Department, and all other conditions to the effectiveness of the merger as contemplated by the Merger Agreement will have been satisfied (collectively, the “Corporate Proceedings”).

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion as of the date hereof that, upon completion of the Corporate Proceedings and when issued and delivered by the Corporation pursuant to and in accordance with the Reorganization Agreement, the Merger Agreement, and the Resolutions, the Shares will be duly authorized by all necessary corporate action on the part of the Corporation, validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the laws of the State of Maryland, and we express no opinion concerning any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

American Home Mortgage Investment Corp.

October 23, 2003

We consent to your filing this opinion as an exhibit to the Registration Statement, and further consent to the filing of this opinion as an exhibit to applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Corporation in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7A of the Act.

Very truly yours,

/S/    BALLARD SPAHR ANDREWS & INGERSOLL, LLP